UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 9, 2018
Date of Report (Date of earliest event reported)

Apergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 9, 2018, the Board of Directors of Apergy Corporation (the “Company”) appointed Mr. Michael White as the principal accounting officer (“PAO”) of the Company for purposes of the Company's filings with the Securities and Exchange Commission. Mr. White joined the Company on May 7, 2018, and is the Company’s Vice President, Corporate Controller and Chief Accounting Officer. He will continue to serve in those capacities in addition to being the PAO. Prior to Mr. White’s appointment as PAO, Jay A. Nutt, the Company’s Senior Vice President and Chief Financial Officer served as the principal accounting officer of the Company.

Prior to joining the Company, Mr. White, 45, was Senior Vice President, Corporate Controller and Chief Accounting Officer at Aegion Corporation from October 2013 to May 2018, and was Chief Financial Officer of Sungard Energy Systems from November 2010 to October 2013.

Mr. White is not a party to any arrangement or understanding regarding his selection as an officer and he has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. White is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and he has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as principal accounting officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apergy Corporation

Date: August 10, 2018	By:	/s/ JAY A. NUTT
Jay A. Nutt
Senior Vice President and Chief Financial Officer